Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

(Amended and restated by Special Resolution 12 June 2013)

Incorporated the 9th day of March 2010

25/28 North Wall Quay

Dublin 1

Ireland

Cert. No.: 481805

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

- of-

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

(Amended and restated by Special Resolution dated 12 June 2013)

1.	The name of the Company is Global Indemnity public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(a)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s Board and to exercise its powers as a shareholder of other companies.

(b)	To acquire the entire issued share capital of United America Indemnity, Ltd., a Cayman Island registered company.

(c)	To carry on the business of consulting services regarding global insurance brokerage, reinsurance, financial services and risk management and to do all things usually dealt in by all persons carrying on the above mentioned businesses of any of them likely to be required in connection with any of the said businesses.

(2)	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(3)	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4)	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5)	To sell or otherwise dispose of any of the property or investments of the Company.

(6)	To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company or its holding company to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company or its holding company and to formulate and carry into effect any scheme for sharing the profits of the Company or its holding company with its employees and/or the employees of any of its subsidiaries.

(7)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit and to pay premiums in respect of any insurance policies for the benefit of, directors and ex-directors, employees or ex-employees of the Company or the dependants or connections of such persons, and to grant pensions and allowances and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders in the Company, or otherwise participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(8)	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(9)	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(10)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(11)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(12)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(13)	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(14)	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(15)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(16)	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(17)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(18)	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(19)	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(20)	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

(21)	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(22)	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(23)	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(24)	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(25)	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(26)	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(27)	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(28)	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(29)	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(30)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(31)	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(32)	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(33)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(34)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(35)	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(36)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is €40,000 and US$100,000 divided into 40,000 deferred shares of €1 each, 600,000,000 A ordinary shares of US$ 0.0001 each, 300,000,000 B ordinary shares of US$ 0.0001 each and 100,000,000 preferred shares of US$0.0001 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

For and on behalf of	Thirty Nine Thousand, Nine Hundred and
United America Indemnity, Ltd.,	Ninety Four Ordinary Shares
Walker House,
87 Mary Street,
George Town,
Grand Cayman,
KY1-9002,
Cayman Islands

For and on behalf of
Larry Allen Frakes	One Ordinary Share
1653 Yardley Court
West Chester, Pennsylvania
19380
United States

For and on behalf of
Thomas Michael McGeehan	One Ordinary Share
572 Saratoga Road
King of Prussia
PA 19406

For and on behalf of
Linda Hohn	One Ordinary Share
153 Gulph Hills Road
Radnor
PA 19087

For and on behalf of
Edward M.Rafter	One Ordinary Share
1 Yearling Chase
Mount Laurel
NJ 08054

For and on behalf of
Troy Santora	One Ordinary Share
Woodbourne Place #7
28 Woodbourne Avenue
Pembroke HM08
Bermuda

For and on behalf of
Caroline M. Tate	One Ordinary Share
813 Judie Lane
Ambler, PA 19002

Dated the 25th day of February 2010

Witness to the above signatures:

Ashley Mayne
Purvis House
Victoria Place
29 Victoria Street
PO Box HM 716
Hamilton HMCX
Bermuda

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

(Amended and restated by Special Resolution dated 12 June 2013)

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.	(a) In these articles:

“Act”	means the Companies Act, 1963 (No. 33 of 1963) as amended by the Companies Acts 1977 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009 and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Affiliate”	shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

“1983 Act”	the Companies (Amendment) Act, 1983.

“1990 Act”	means the Companies Act, 1990 (No. 33 of 1990).

“Acts”	means the Companies Acts 1963 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009 and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Appraised Value”	with respect to any ordinary share means, as of any specified date, the value of such ordinary share as of such date as determined by an independent appraiser retained by the Company and reasonably acceptable to the shareholder the ordinary shares of which the Company has elected to purchase, redeem or assign the right to purchase pursuant to article 8.

“Attribution Percentage”	means, with respect to a shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the shareholder’s shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

these “articles”	means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

“Business Combination Transaction”	means any transaction, whether effected by means of a share purchase or other means, following which any person (other than Fox Paine & Company, LLC and its Affiliates) would have a majority of the votes represented by issued and outstanding shares and entitled to be cast at any general meeting of the Company.

“Business Day”	means any day except a Saturday, Sunday or other day on which banks in either of Dublin, Ireland or New York City, United States are closed for business.

“Clear Days”	in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Code”	means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such replacement statute.

the “Company”	means the company whose name appears in the heading to these articles.

“Confidential Information”	shall have the meaning given to such term in article 5(d).

“Controlled Shares”	means, in reference to any person, all shares that such person owns or is deemed to own directly, indirectly (within the meaning of Section 958(a)(2) of the Code) or constructively (within the meaning of Section 958(b) of the Code and Treasury Regulations promulgated thereunder and under Section 957 of the Code).

the “Directors” or the “Board”	means the directors for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“Dividend Periods”	shall have the meaning given to such term in article 3(e)(ii).

“Electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Exchange”	shall mean any securities exchange or other system on which any shares of the Company may be listed or otherwise authorised for trading from time to time, including, as may be applicable, The New York Stock Exchange and The NASDAQ Global Market.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Fair Value”	with respect to any share means, as of any specified date, (a) if such shares are not traded on any Exchange, the fair market value per share as determined by the Board without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board, or (b) if such shares are traded on any Exchange, the fair market value per share as determined by the Board based on the last sales price per share as at the NASDAQ market close or if there is none, the average of the bid and asked price per share, in each case for the eight (8) Business Days prior to such date. If a shareholder disagrees with the price so determined by the Board pursuant to (a), the Fair Value shall be the Appraised Value. The Fair Value per A ordinary share as of any specified date shall be identical to the Fair Value per B ordinary share on such date.

“Fox Paine”	means Fox Paine & Company, LLC and any of its Affiliates.

“FPC Shareholder”	has the meaning set forth in article 74.

the “Group”	means the Company and its subsidiaries for the time being.

the “holder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

“Indirect”	when referring to a holder of shares, means ownership of shares within the meaning of Section 958(a)(2) of the Code.

the “Office”	means the registered office for the time being of the Company.

“paid up”	means paid up as to the nominal value and any premium payable in respect of the issue of any shares and includes credited as paid up.

“Purchase Notice”	means a written notice of the Board’s determination to either (i) redeem a shareholder’s shares, or (ii) require a shareholder to sell shares, which notice shall specify the date on which any such shares are to be redeemed or purchased and the price at which such shares are to be redeemed or purchased in accordance with article 8(b).

“Redeemable Shares”	means redeemable shares in accordance with Section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with Section 116 of the Act.

“Required Sale”	shall have the meaning set forth in article 8(c).

“Required Seller”	shall have the meaning given such term in article 8(b).

the “seal”	means the common seal of the Company.

the “Secretary”	means any person appointed to perform the duties of the secretary or assistant secretary of the Company from time to time and for the time being.

“Service”	shall have the meaning given to such term in article 5(d).

“Signed”	includes a signature or representation of a signature affixed by mechanical means.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of Section 141 of the Act.

“Tentative 9.5% U.S. Shareholder”	means a U.S. Person other than Fox Paine or a 13D Group in which Fox Paine is a participant, that, but for adjustments to the voting rights of shares pursuant to article 4, would be a 9.5% U.S. Shareholder.

“U.S. Person”	means a “United States person” as defined in Section 957(c) of the Code.

“13D Group”	means, with respect to voting securities of the Company, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder to file a statement on Schedule 13D with the United States Securities and Exchange Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities representing more than 5% of the total combined voting power of all such securities then outstanding.

“9.5% U.S. Shareholder”	means a U.S. Person other than Fox Paine or a 13D Group in which Fox Paine is a participant, the Controlled Shares of which constitute nine and one-half per cent. (9.5%) or more of the voting power of all issued and outstanding shares of the Company and that would be generally required to recognise income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(b)	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies or body corporates.

(f)	Reference to US$, USD or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3.

(a)	The share capital of the Company is €40,000 and US$100,000 divided into €40,000 deferred shares of €1 each (the “Euro Share Capital”), 600,000,000 A ordinary shares of US$0.0001 each, 300,000,000 B ordinary shares of US$0.0001 each and 100,000,000 preferred shares of US$0.0001 each.

(b)	The rights and restrictions attaching to the ordinary shares shall be as follows:

(i)	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairman of the meeting to maintain order and security, the right to attend any general meeting of the Company and, subject to the voting limitations set out in article 4, to exercise one (1) vote per A ordinary share and ten (10) votes per B ordinary share held at any general meeting of the Company:

(ii)	the right to participate pro rata in all dividends declared by the Company in accordance with the relevant provisions of these articles; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(e).

The Euro Share Capital (i) does not convey on the holder the right to be paid a dividend or to receive notice of or to attend, vote and speak at any meeting of the members of the Company in respect of those shares, and (ii) confers the right on a return of capital, on a winding-up or otherwise, only to repayment of the nominal amount paid up on the Euro Share Capital but only after repayment of the ordinary shares of the Company in full.

(c)	All ordinary shares shall rank pari passu with each other in all respects. Notwithstanding anything in the memorandum of association of the Company or these articles to the contrary;

(i)	the holders of ordinary shares shall be entitled to receive, from time to time, when and as declared, such cash dividends as the Board, in its discretion, or the Company may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

(ii)	the holders of ordinary shares shall be entitled to receive, from time to time, when and as declared, such dividends of shares or other securities of the Company or other property as the Board, in its discretion, or the Company may determine, out of such funds as are legally available therefor. Such dividends on, or bonus issues or share splits of, any class of ordinary shares shall not be paid or issued unless paid or issued on all classes of ordinary shares, in which case such dividends shall be paid or issued only in shares of that class. Any decrease in the number of shares of any class of ordinary shares resulting from a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of ordinary shares, so that the number of shares of each class of ordinary shares outstanding shall be decreased proportionately.

(d)

(i)	Each B ordinary share shall be convertible at the option of the holder thereof into one A ordinary share by means of the Redemption Mechanism set out in Article 3(d)(ii)) below.

(ii)

Subject to section 210(4) of the 1990 Act and unless the Board determines otherwise, if (i) a holder of B ordinary shares ( the “Converter”) wishes to effect a conversion of any such shares into A ordinary shares; or (ii) a person (the “Transferee”) agrees with any holder of B ordinary shares that it be transferred, whether or not for value, any of the B ordinary shares in the Company of that holder (the “Redeeming Member”), immediately prior to any such conversion being effected or the anticipated completion of the transfer agreement in (ii) above, the shares shall be redeemed in accordance with the mechanism set out below (the “Redemption Mechanism”), such mechanism to be effected in accordance with such procedures and as to such type or types of transactions as the Board may have resolved and published (if required) from time to time. Under the Redemption Mechanism, the Converter or the Redeeming Member shall be deemed to have given the Company an irrevocable notice of its wish that the shares the subject of the proposed conversion or the transfer agreement (the “Notified Shares”) be immediately converted so as to be redeemable, subject to the Converter’s or the Redeeming Member’s right to notify the Company of its unwillingness to have such shares so converted as provided for under Section 210(2) of the 1990 Act where it wishes to have the shares transferred. The Notified Shares shall thereafter be redeemed immediately before the completion of any such conversion or such anticipated transfer for their aggregate nominal value (the “Redemption Amount”) and cancelled or held in treasury in accordance with Part XI of the 1990 Act and the Company will pay such amount to a third party, as nominated by the Board (the “Redemption Agent”), who will irrevocably be deemed to have been appointed as Redemption Agent and the Converter or the Redeeming Member shall be deemed to have given its consent to the Redemption Agent receiving the Redemption Amount and applying such amount in the manner set out below. Moreover, the Redemption Agent shall hold the Redemption Amount on trust and apply it in respect of an allotment and issue of (as applicable):

(A) A ordinary shares for their nominal value fully paid, in the Company equal in number to the Notified Shares, to Cede & Co. as nominee of the Converter or the Redeeming Member or such other nominee of the Converter or the Redeeming Member as it may advise (in either case, the “New Issue”); or

(B) B ordinary shares for their nominal value fully paid, in the Company equal in number to the Notified Shares, to the Transferee (1) where the Transferee is a nominee or Affiliate of a holder of B ordinary shares and such transfer will not result in a change of beneficial ownership (as determined under Rule 13d-3 under the Exchange Act), or (2) where the Transferee is already a holder of B ordinary shares, such allotment and issue (in each case) to occur immediately after the redemption of the Notified Shares, or within such other time as the Board may determine. The Board may in its discretion determine that the New Issue or new issue of B ordinary shares be effected by way of a re-issue of the treasury shares created pursuant to the redemption of the Notified Shares.

(e)	The Board is empowered to cause the preferred shares to be issued from time to time as shares of one or more series of preferred shares, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board is expressly authorised to fix:

(i)	the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(ii)	the dividend rate on shares of such series and preferences with respect thereto, if any, the dividend payment dates, the periods in respect of which dividends are payable (“Dividend Periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and whether such dividends may be payable in cash or in kind;

(iii)	the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

(v)	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(vi)	the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

(vii)	the voting rights, full or limited, if any, of the shares of such series and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class;

(viii)	whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

(ix)	whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

(x)	such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.

Notwithstanding the fixing of the number of preferred shares constituting a particular series, the Board at any time thereafter may otherwise authorise the issuance of additional preferred shares of the same series and with the same rights, subject always to the Acts and the memorandum of association of the Company.

The Board is authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

The rights conferred upon the holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of shares with preferred or other rights in accordance with these articles.

(f)	No dividend shall be declared and set apart for payment on any series of preferred shares in respect of any Dividend Period unless all dividends have been paid, or declared and set apart for payment, in full on all preferred shares of each other series entitled to cumulative dividends at the time outstanding that rank senior or equally as to dividends with the series in question (“Senior Preferred Shares”) and there shall likewise be or have been paid, or declared and set apart for payment, on all Senior Preferred Shares, dividends rateably in accordance with the sums that would be payable on such preferred shares.

(g)	If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of preferred shares that (a) are entitled to a preference over the holders of the ordinary shares upon such winding up, and (b) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such preferred shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of preferred shares rateably in accordance with the sums that would otherwise have been payable on such distribution if all sums payable were discharged in full.

(h)	An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares, or an interest in such shares, by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

4.	Adjustment of voting power

(a)	The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein; provided, however, that the foregoing provision and the remainder of this article 4 shall not apply in the event that one person or 13D Group beneficially owns (as used in Rule 13d-3 promulgated under the Exchange Act) greater than 75% of the voting power or value of the issued shares of the Company; provided further, that such adjustment shall not apply to Fox Paine or any 13D Group in which Fox Paine participates.

(i)	the Board shall from time to time, including prior to any time at which a vote of shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in article 5, through communications with shareholders or otherwise, whether there exists, or will exist at the time any vote of shareholders is taken, a Tentative 9.5% U.S. Shareholder;

(ii)

in the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all issued shares. In applying the previous sentence where shares held by more than one shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such shareholders in descending order according to their respective Attribution Percentages; provided that, in the event of a tie, the reduction shall apply pro rata to the shareholders. The votes of shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such shareholders in proportion to their voting power at that time; provided that such increase shall be limited to the extent necessary to avoid causing any U.S. Person to be a 9.5% U.S. Shareholder. The adjustments of voting power described in this article 4 shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this article 4 and determine that shares held by a shareholder shall carry different voting rights as it determines appropriate (A) to avoid the existence of any 9.5% U.S. Shareholder or (B) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of this article 4, a share may carry a fraction of a vote.

(b)	In addition to the provisions of article 4(a), shares shall not carry any right to vote to the extent that the Board determines, in its sole and absolute discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates; provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder.

(c)	Prior to any date on which shareholders shall vote on any matter, the Board shall:

(i)	retain the services of an internationally recognised accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of this article 4;

(ii)	obtain from such firm or organisation a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to this article 4; and,

(iii)	notify each shareholder of the voting power conferred by its shares determined in accordance with this article 4.

(d)	Any determination by the Board as to any adjustments to voting power of any share made pursuant to this article 4 shall be final and binding.

5.	Provision of certain information

(a)	The Board shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole and absolute discretion determine that such holder’s shares shall carry no voting rights, in which case such shares shall not carry any voting rights until otherwise determined by the Board in its sole and absolute discretion.

(b)	Any direct or indirect holder of shares shall give notice to the Company within ten days (10) following the date that such holder acquires actual knowledge that it is the owner of Controlled Shares of 9.5% or more of the voting power of all issued and outstanding shares.

(c)	Notwithstanding the foregoing, no shareholder shall be liable to any other shareholder or the Company for any losses or damages resulting from such holder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (a) of this article or from such shareholder’s failure to give notice under paragraph (b) of this article.

(d)	Any information provided by any shareholder to the Company pursuant to this article 5 or for purposes of making the analysis required by article 4, 8, 17(g) or 25, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by such articles (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except: (i) to the U.S. Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service; (ii) to any outside legal advisers or accounting firm engaged by the Company to make determinations regarding the relevant articles; or (iii) to officers, employees or outside advisers of the Company, for the purposes set forth in article 5(e) or (iv) as otherwise required by applicable law or regulation.

(e)	The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in article 5(d)(ii) or (iii) access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by article 4, 8, 17(g) or 25 or to determine whether the Company would realise any income that would be included in the income of any shareholder (or any interest holder, whether direct or indirect, of any shareholder) by operation of Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this article 5 and shall require them to abide by all the provisions of this article 5. The Company shall not disclose the Confidential Information to any Director (other than a Director that is also a senior executive except as required by law or regulation, upon request to the Company).

(f)	For the avoidance of doubt, the Company shall be permitted to disclose to the shareholders and others the relative voting percentages of the shareholders after application of article 4. At the written request of a shareholder, the Confidential Information of such shareholder shall be destroyed or returned to such shareholder after the later to occur of:

(i)	such shareholder no longer being a shareholder; or

(ii)	the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

(g)	The Company shall: (i) notify a shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such shareholder and, prior to such disclosure, shall permit such shareholder a reasonable period of time to seek a protective order or other appropriate remedy or waive compliance with the provisions of this article 5; and (ii) if, in the absence of a protective order or waiver, such disclosure is required in the opinion of legal advisers to the Company, the Company shall make such disclosure without liability hereunder; provided that the Company shall furnish only that portion of the Confidential Information that is legally required, shall give such shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such shareholder and at its expense, shall use reasonable efforts to ensure that confidential treatment will be accorded to all such disclosed information.

6.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a)	pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(b)	redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these articles (and without any obligation to redeem on any pro rata basis as between members or members of the same class or holders of Redeemable Shares). Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them;

(c)	subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes or cancel them; or

(d)	pursuant to Section 210 of the 1990 Act, convert any of its shares into Redeemable Shares provided that the total number of shares which shall be redeemable pursuant to this authority shall not exceed the limit in Section 210(4) of the 1990 Act.

provided, in each case, that such issuance, repurchase or redemption shall not be made if, in the Board’s sole and absolute discretion it would result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates.

7.	Redemption pursuant to the terms of a Business Combination

(a)	Subject to Part XI of the 1990 Act and pursuant to and in accordance with Section 210 of the 1990 Act, the ordinary shares may be converted into Redeemable Shares and redeemed by the Company (or as may otherwise be determined by the Company in a general meeting by ordinary resolution) upon approval by the Board of, and an ordinary resolution of the shareholders adopting, any agreement entered into by the Company relating to a Business Combination Transaction involving the Company.

(b)	The manner and terms of such redemption pursuant to this article 7, including the consideration to be received by the holders of ordinary shares in such redemption, which consideration may consist of cash, securities or other property, shall be set forth in the agreement relating to a Business Combination Transaction approved by the Board and an ordinary resolution of the shareholders.

(c)	The consideration to be received by all holders of ordinary shares shall be identical regardless of the class of ordinary shares held by such holders.

8.	Required sale of shares

(a)	If the Board reasonably determines that any shareholder’s ownership of shares (after giving effect to any voting limitations set forth in article 4) will result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any other direct or indirect holder of shares in the Company or its Affiliates, the Company shall have the option but not the obligation to:

(i) redeem; or

(ii) repurchase; or

(iii) assign to a third party the right to purchase;

the minimum number of shares held by such person that is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price equal to the Fair Value of such shares.

(b)	In the event that the Company determines, pursuant to this article 8, to redeem, repurchase or assign to a third party the right to purchase shares of a shareholder (a “Required Seller”), the Company shall provide a Purchase Notice to such shareholder. The Company may revoke the Purchase Notice at any time prior to the closing of such sale or redemption.

(c)	The closing of a sale or redemption of shares pursuant to this article 8 (a “Required Sale”) shall take place at a location and date selected by the Company and set forth in the Purchase Notice which shall be delivered at least five (5) Business Days prior to the closing date specified therein; provided, however, that such closing date shall be no earlier than the later of: (i) five (5) Business Days after a Purchase Notice is given with respect to a purchase or redemption of shares; and (ii) five (5) Business Days after the date of determination of Appraised Value in the event that a shareholder objects to the Board’s determination of Fair Value contained in a Purchase Notice. Payment of the Purchase Price shall be by wire transfer at such closing.

(d)	The Company shall pay the costs and fees of such appraiser, and the decision of the appraiser making such determination of Appraised Value shall be final and binding on the Company and the shareholder. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of: (a) the value derived from a hypothetical sale of the Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion); and (b) the liquidation value of the Company. No discount shall be applied on account of: (i) the purchased shares representing a minority interest; (ii) any lack of liquidity of the purchased shares; (iii) the fact that the purchased shares may constitute “restricted securities” for securities law purposes; (iv) the existence of the Company’s right, as set forth in these articles and any shareholders’ agreement, to require shareholders to sell shares to the Company or to one or more third parties designated by the Company; or (v) the existence of the possibility of a reduction in voting power pursuant to these articles.

(e)	Notwithstanding the provisions of this article 8, no shareholder shall be permitted to sell shares in a Required Sale to the extent that such sale would (after giving effect to any adjustment to voting power imposed in accordance with article 4) cause a non-de minimis adverse tax, legal or regulatory consequences to the Company, any of its subsidiaries, any other shareholder or its Affiliates.

9.	The Company may make a payment in respect of the redemption or repurchase of its own shares in any manner permitted by the Acts.

10.	The holder of the shares being repurchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to such holder the purchase or redemption monies or consideration in respect thereof.

11.	Any share in respect of which a Purchase Notice has been given shall not be entitled to participate in the profits of the Company or to vote in any Company meeting in respect of the period after the date specified as the closing date in the Purchase Notice.

12.	Except as provided in these articles or the terms of any preferred shares, the redemption or repurchase of any share shall not be deemed to give rise to the redemption or repurchase of any other share.

13.	The Board may when making payments in respect of redemption or repurchase of shares, if authorised by the terms of issue of the shares being redeemed or repurchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

14.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares or to the authority conferred on the Directors pursuant to article 3 to issue the preferred shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.

15.

(a)	Without prejudice to the authority conferred on the Directors pursuant to article 17 to issue shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class or series may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of 75% of the shares then in issue of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class or series. To every such meeting the provisions of article 43 shall apply.

(b)	The redemption or purchase of preferred or ordinary shares or any class or series of preferred shares or ordinary shares shall not constitute a variation of rights of the preferred or ordinary holders.

(c)	The issue, redemption or purchase of any of the 100,000,000 preferred shares of US$0.0001 per share shall not constitute a variation of the rights of the holders of ordinary shares.

16.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

17.

(a)	Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options or warrants over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members.

(b)

Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or warrants to purchase or subscribe for such number of shares of any class or classes as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued, provided that no such issuance of options or warrants may be made if it will cause, in the Board’s sole and absolute discretion, a non-de-minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct holder of shares or its Affiliates. The Company may grant or issue options or warrants to bearer.

(c)	The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital as at the date of adoption of these articles and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d)	The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e)	All shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue and shall be non-assessable.

(f)	The Company may issue share warrants to bearer pursuant to section 88 of the Act.

(g)	Notwithstanding the foregoing or other provisions of these articles, the Company shall not issue any shares or grant options or warrants in a manner that the Board, in its sole and absolute discretion, determines may result by reason of such issuance or grant in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of its shares or its Affiliates.

(h)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

18.	Subject to the Acts, the Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

19.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the holder.

20.	Every person the name of which is entered as a shareholder in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Board. Such certificate may be under the seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon; provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

21.	If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Board may think fit.

22.	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

TRANSFER OF SHARES

23.

(a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, and the Secretary shall be and, if so required by the Board, the transferee deemed to have been irrevocably appointed agent for the transferor and/or transferee of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. The instrument of transfer shall be accompanied by the certificate, if any, of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 81 of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to:

(i)	seek reimbursement of the stamp duty from the transferor or transferee (at its discretion);

(ii)	set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion); and,

(iii)	claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

24.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors, in their sole and absolute discretion, may approve.

25.	The Directors may decline to approve or register any transfer of shares if it appears to the Directors, in their sole and absolute discretion, after taking into account, among other things, the limitation on voting rights contained in article 4, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any U.S. Person owning Controlled Shares constituting 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of article 4) or pursuant to article 136(d)(iv)). The Directors shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted. If such information is not provided, the Directors may decline to approve or register such transfer.

26.	Subject to any applicable requirements of any Exchange on which the shares are listed or traded, the Directors:

(a)	may decline to approve or to register any transfer of any share unless: (i) such share has been registered under the U.S. Securities Act of 1933, as amended from time to time; or, (ii) a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required; and,

(b)	shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required.

27.	The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

28.	If the Directors refuse to register a transfer they shall, within ten (10) business days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

29.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them, but any instruments of transfer that the Board declines to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

30.	In the case of the death of a member, the survivor or survivors or the legal personal representative of the deceased survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares: but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

31.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

32.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

33.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, including voting.

ALTERATION OF CAPITAL

34.	The Company may from time to time by ordinary resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

35.	The Company may by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares:

(b)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares in any denomination;

(c)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act: or

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

36.	Subject to article 37, the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

37.	The Company shall not increase, reduce or alter its share capital, if such action, in the Board’s sole and absolute discretion, would cause a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect shareholder or its Affiliates.

38.	Whenever as a result of an alteration or reorganisation of the share capital of the Company any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (after deduction of, without limitation, brokerage commissions and other sale expenses) in due proportion among those members, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.	For the purpose of determining those members that are entitled to receive notice of, attend or vote at any general meeting or any adjournment thereof, or those members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a member for any other purpose, the Board may provide that the Register shall be closed for transfers for a stated period, which period shall not exceed in any case thirty (30) days in each year. If the Register shall be so closed for the purpose of determining those members that are entitled to receive notice of, attend or vote at any general meeting the Register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

40.	In lieu of or apart from closing the Register, (a) the Board may fix in advance a date as the record date for any such determination of those members that are entitled to receive notice of, attend or vote at a meeting of the members and (b) for the purpose of determining those members that are entitled to receive payment of any dividend the Board may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register is not so closed and no record date is fixed for the determination of those members entitled to receive notice of, attend or vote at a general meeting or those members that are entitled to receive payment of a dividend, the tenth (10th) day following the date on which notice of the meeting is posted or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members. When a determination of those members that are entitled to receive notice of, attend or vote at a general meeting has been made as provided in these articles, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

42.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

(a)	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 140 of the Act, all general meetings of the Company may be held outside Ireland.

(b)	The Board may whenever it thinks fit convene an extraordinary general meeting.

(c)	Extraordinary general meetings shall also be convened on such requisition, or in default by such requisitionists, as provided in section 132 of the Act.

43.	All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that the necessary quorum shall be at least one person holding or representing at least one-third of the voting power of the issued shares of that class.

44.	A Director and the auditor shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

45.	The Board may, in its absolute discretion, authorise the Secretary to postpone any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under article 42(b) of these articles or the postponement of which would be contrary to the Acts, law or a court order pursuant to the Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these articles.

NOTICE OF GENERAL MEETINGS

46.

(a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen Clear Days’ notice.

(b)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(c)	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that proxy need not be a shareholder.

(d)	In cases where instruments of proxy are sent out in notices, the accidental omission to send such instrument of proxy to, or non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

47.

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors. No special business shall be transacted at a general meeting without the consent of all the shareholders entitled to received notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

48.	No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these articles, one or more shareholders holding shares having at least a majority of the votes eligible to be cast at such general meeting, present in person or by proxy, shall be a quorum. Any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 46 in the event that such meeting is to be reconvened.

49.	If the Board wishes to make this facility available to shareholders for a specific or all general meetings of these Company, a shareholder may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

50.	The chairman, if any, of the Board, and, if the chairman is not present, the vice chairman or such other officer or person as the Board shall designate, shall preside as chairman at every general meeting of the Company.

51.	The chairman may, with the consent of a majority of the members, adjourn a general meeting from time to time (and shall if so directed) and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

52.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken in such manner as the chairman directs.

53.	In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

54.	If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorised by the shareholder or proxy.

55.	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with such arrangements, requirements or restrictions.

VOTES OF MEMBERS

56.	Subject to any rights and restrictions for the time being attached to any class or classes of shares and the provisions of article 4, every member present in person and every person representing a member by proxy at any general meeting shall have such number of votes with respect to such shares that such holder or the person represented by proxy holds is entitled by the terms of issue of such shares.

57.	In the case of joint holders of shares, the vote of the senior holder that tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

58.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver or guardian or other person may vote by proxy on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

59.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

60.	Votes may be given either personally or by proxy.

(a)	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointer. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or Internet communication or facility is to be treated as received by the Company and in accordance with procedures approved by the Directors that are reasonably designed to verify that such instructions have been authorised by such shareholder. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

61.

Any body corporate or other entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

62.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

63.

(a)	A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office or administrative headquarters of the Company, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts provided however, that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

64.	Subject to Section 141 of the Act, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being body corporates by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution has been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form signed by one or more persons, and if described as a special resolution, shall be deemed to be special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

65.	At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by ordinary resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

66.	Every Director nominated for re-election by the Board shall be eligible to stand for re-election at an annual general meeting.

67.	The Board may from time to time fix the maximum and minimum number of Directors to be appointed. Unless such number is fixed as aforesaid, the number of Directors shall be seven.

68.	If at every annual general meeting of the Company, the number of Directors is reduced below the minimum prescribed by the Act due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors or nominees who receive the highest number of votes in favour of election shall be elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the minimum prescribed by the Act in any circumstances where one Director is elected, then that Director shall hold office until the next annual general meeting and the Director or nominee which (excluding the re-elected Director) receives the highest number of votes in favour of election shall be elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her.

69.	The remuneration of the Directors shall be determined by the Board.

70.	There shall be no shareholding qualification for Directors.

71.	The Company may, by ordinary resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

72.	The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under article 71 and without prejudice to the powers of the Directors under article 99 the Company in general meeting by ordinary resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, subject to the maximum number of Directors set out in article 67.

73.	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

74.	For so long as Fox Paine (and any of their successors) beneficially hold in aggregate, shares representing twenty five percent (25%) or more of the voting power of the then issued shares, the FPC Shareholders (as defined below) shall be entitled to:

74.1	appoint a number of Directors to the Board (“FPC Directors”) equal in aggregate to the pro rata percentage of the voting shares beneficially held by Fox Paine (and any of their successors) (for example, where Fox Paine (and any of their successors) beneficially hold in aggregate shares representing forty percent (40%) of the voting power of the then issued shares, the FPC shareholders shall be entitled to appoint forty percent (40%) of the number of Directors), and where applicable, rounded up to nearest whole number of Directors represented by the pro-rata percentage of voting shares (for example, if holding 40% of the voting power of the then issued shares and the number of Directors on the Board is seven (7), the FPC Shareholders shall be entitled to appoint three (3) FPC Directors), provided however the Board shall contain a sufficient number of “independent directors’ (within the meaning of Rule 5602(a)(2) of the Nasdaq Rules) such that the Board complies with Rule 5605(b) of the Nasdaq Rules; and

74.2	remove any of the FPC Directors by delivery of a written notice to the Company at its registered office.

Such appointment(s) and/or removal(s) shall take effect as of the date of the notice or as of such later date, or upon occurrence of such event, as may be specified in such notice. The Board shall take, and cause the Company to take, any and all necessary actions to effectuate such appointment(s) and/or removal(s), including for the avoidance of doubt, providing all notices to shareholders as may be required pursuant to any obligations of the Company under applicable law. The Board shall not conduct any business until any FPC Director removed in accordance with article 74.2 has been replaced with a new FPC Director pursuant to article 75.

For the purposes of this article 74, a “FPC Shareholder” shall be defined as any of U.N. Holdings (Cayman), Ltd., U.N. Holdings (Cayman) II, Ltd. and any transferee of any such persons, provided that such transferee is Fox Paine (or any of their successors) and is not a U.S. Person, together the “FPC Shareholders”.

75.	Where a FPC Director is removed pursuant to article 74.2, the FPC Shareholders may, within such notice or in subsequent written notice, and provided that Fox Paine (and any of their successors) beneficially hold in aggregate the necessary percentage of voting power in respect of the then issued shares at that time to be permitted to appoint another FPC Director in accordance with article 74.1, appoint a new FPC Director to fill such vacancy for the remainder of the removed FPC Director’s term and the Board shall take, and cause the company to take any and all necessary actions to effectuate such appointment, including for the avoidance of doubt, providing all notices to shareholders as may be required pursuant to any obligations of the Company under applicable law.

BORROWING POWERS

76.	The Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock, notes and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

77.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

78.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

79.	The Board shall have the power to appoint and remove executives in such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

80.	The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

81.	Subject as otherwise provided with these articles and, in particular, articles 131 and 132, the Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

82.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

83.	The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

84.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid or its members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

85.	The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the articles shall not limit the general powers conferred by these articles.

DISQUALIFICATION OF DIRECTORS

86.	The office of a Director shall be vacated ipso facto if the Director:

(i)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act: or

(ii)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(iii)	is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; or

(iv)	is or becomes of unsound mind or dies; or

(v)	is removed from office under article 71 or article 74.2.

PROCEEDINGS OF DIRECTORS

87.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they shall think fit. Unless a greater number is expressly required by law or these articles, questions arising at any meeting shall be decided by a majority of votes cast thereat. In case of an equality of votes the chairman shall have a second or casting vote. The chairman may, and a Secretary on the requisition of a majority of the Directors shall, at any time summon a meeting of the Board by reasonable notice in writing to every Director, which notice shall set forth the place, date and hour and the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. No additional notice of a regularly scheduled meeting of the Board shall be required. Notice of any special meeting of the Board shall be given by the Secretary of the Company at least one day prior to such meeting. Such notice requirements shall be waived by any Director actually attending such meeting.

88.	Without prejudice to the powers conferred by these articles, the Board may delegate any of its powers to committees consisting of such Director or Directors as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations or charter that may be imposed on it by the Board.

89.	The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations or charter made by the Board under article 88.

90.	All acts done by any meeting of the Board, or of a committee of the Board or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

91.	A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone, video conferencing or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

92.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed, shall be a majority of the Directors.

93.

A Director who is in any way, whether directly or indirectly, interested in a contract, transaction, appointment or arrangement or proposed contract, transaction, appointment or arrangement with the Company shall declare the nature of his interest at a meeting of the Board in accordance with Section 194 of the Act. A general notice given to the Board by any Director to the effect that he is a shareholder of any specified company or firm and is to be regarded as interested in any contract that may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Board at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

94.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other Company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to the remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified from his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any other Company with regard to his tenure of any such other office or place of profit or as a vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

95.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or proposed Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Board whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

96.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

97.	The Board shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Board;

(b)	the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Board and of committees of Directors.

98.	When the chairman of a meeting of the Board signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

99.	A resolution signed (whether by electronic signature or otherwise as approved by the Directors) by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Board or, as appropriate, a committee duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

100.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors shall appoint forthwith an additional Director or additional Directors to make up such number or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

101.	The Board may elect a chairman and one or more vice chairmen of their meetings and determine the period for which he is to hold office but if no such chairman or vice chairman are elected, or if at any meeting the chairman or any vice chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

102.	A committee appointed by the Board may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

103.	A committee appointed by the Board may meet and adjourn as it thinks proper. A quorum for any meeting of a committee shall consist of at least 50% of the members in office at the time and questions arising at any meeting shall be determined by a majority of votes of the committee members present. In the case of an equality of votes, the chairman of the committee meeting shall be entitled to a second or casting vote.

SERVICE PROVIDERS

104.	The Board may appoint any one or more persons to act as service providers to the Company (including, without limitation, to act as manager, administrator, registrar and transfer agent, custodian, investment manager, investment adviser, underwriter, placement agent and/or sponsor to the Company) and the Board may entrust to and confer upon such persons such powers upon such terms and conditions, including the right to remuneration payable by, and indemnification from, the Company and with such restrictions and with such powers of delegation as they may determine.

THE SEAL

105.

(a)	The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors and every instrument to which the Seal shall be affixed shall be signed by a Director or the Secretary or any assistant Secretary or some other person authorised by the Board, either generally or specifically, for that purpose.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

106.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

107.	The Directors may from time to time declare and pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

108.	No dividend or interim dividend shall be declared and paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

109.	The Directors may, before recommending any dividend, set aside out of the profits of the Company or funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may in their sole and absolute discretion lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may in their sole and absolute discretion think it prudent not to divide.

110.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

111.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

112.	The Directors when paying dividends to shareholders in accordance with the provisions of these articles may make such payment either in cash or in specie.

113.	Any dividend or other monies payable in respect of any share may be paid by cheque or warrant sent by post (or sent by any electronic or other means), at the risk of the person or persons entitled thereto, to the registered address of the holder or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

114.	No dividend shall bear interest against the Company.

115.	If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

116.

(a)	The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)	will enable the accounts of the Company to be readily and properly audited.

Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b)	The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(d)	If required, a copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

CAPITALISATION OF PROFITS

117.	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under articles 17(c) and 17(d), the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as the Board of may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits that are not available for distribution may, for the purposes of this article 116, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(d)	authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

AUDIT

118.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

119.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise but only if the use of such electronic or other communication conforms with relevant legislation and provided further that the electronic means or electronic form has been approved by the Directors).

120.	Any notice or document may be served by the Company or by the person entitled to give notice to any shareholder either personally, by facsimile, email or other electronic means or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the shareholder at his address as appearing in the Register, or by sending with the consent of the holder to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the address of the holder notified to the Company by the holder for that purpose (or if not so notified, then to the address of the member last known to the Company). In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

121.	Any shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

122.

Any notice or other document, if served by (a) post, shall be deemed to have been served five (5) days after the time when the letter containing the same is posted, or, (b) facsimile, email or other electronic means shall be deemed to have been served upon production of a report confirming transmission to the recipient or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

123.	Any notice or document delivered or sent by post to or left at the registered address of any shareholder in accordance with the terms of these articles shall notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

124.	Notice of every general meeting of the Company shall be given to:

(a)	all shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

125.	Subject to applicable law, no other person shall be entitled to receive notices of general meetings.

126.	Notwithstanding anything contained in the articles, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

127.	Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form provided however that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

128.	If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. For purposes of this sub-paragraph (i), “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

129.	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

130.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

CERTAIN SUBSIDIARIES

131.	Notwithstanding any other provision of these articles to the contrary, if the Company is required or entitled to vote at a general meeting of any direct subsidiary of the Company that is organised under the laws of a jurisdiction outside the United States of America, the Directors shall refer the subject matter of the vote to the shareholders of the Company at a general meeting (subject to article 4) and seek authority from the shareholders for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organised under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes (each such non-United States subsidiary that is not disregarded, or that is disregarded but owns, directly or indirectly, a non-United States subsidiary that is treated as a corporation for such purposes, a “Non-U.S. Regarded Subsidiary”). The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of the Company that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of the Company as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated as corporations.

132.	Notwithstanding article 131, the Directors in their sole and absolute discretion shall require that the bye-laws or articles of association, or similar organisational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or organised following the date hereof, shall contain provisions substantially similar to articles 131 and 132. The Company shall enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement this article 132.

WINDING UP

133.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Notwithstanding the foregoing, this article shall not affect the rights of the holders of shares issued upon special terms and conditions.

134.

(a)	In case of a sale by the liquidator under Section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

135.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

136.

(a)	Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company (including his heirs, executors and administrators) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)

The Company shall indemnify, except in respect of wilful default or fraud, to the full extent now or hereafter permitted by law, any person (including his heirs, executors and administrators) who is or was a current or former executive of the Company (other than any Directors or Secretary), any person, (including his heirs, executors and administrators) who is or was a current or former executive of a wholly owned subsidiary of the Company, or any person who is serving or has served for, on behalf of, or at the request of the Company, as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, in each case, other than a wholly owned subsidiary of the Company, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), against any expense (including attorney’s fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent now or hereafter permitted by law. Without limiting the generality or the effect of the foregoing to the full extent now or hereafter permitted by law, the Company may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this article 136. Any amendment or repeal of this article 136 shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. The indemnity in this paragraph (b) shall not extend to any matter which would render it void pursuant to the Acts.

(c)	The provisions of these articles shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption of these articles, whether arising from acts or omissions to act occurring before or after such adoption. The provisions of these articles shall be deemed to be a contract between the Company and each person described in this article 136 who serves in such capacity at any time while these articles and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.

(d)	If any provision of these articles shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions of these articles. The rights of indemnification and advancement of expenses provided in these articles shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such person described in this article 136 may otherwise be entitled or permitted by contract, approved by the Company in general meeting by way of ordinary resolution action of the Board or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals, except in respect of wilful default or fraud, shall be made to the fullest extent permitted by law.

(e)	The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company or any director, officer, employee or agent of any of its subsidiaries insurance against any such liability as referred to in Section 200 of the Act or otherwise.

(f)	The Company may additionally indemnify any employee or agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

INDEMNITY FROM TAX LIABILITY RESULTING FROM ACTS OF SHAREHOLDERS

137.

Whenever any law for the time being of any country, state, administrative area or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or that may become due or payable to such shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account of in respect of any shareholder and whether in consequence of:

(a)	the death of such shareholder,

(b)	the non-payment of any income tax or other tax by such shareholder,

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such shareholder or by or out of his estate, or

(d)	any other act or thing, in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i)	the Company shall be fully indemnified by such shareholder or his executor or administrator from all liability;

(ii)	the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such shareholder under or in consequence of any such law together with interest thereon (at a rate not exceeding that permissible under applicable law) from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(iii)	the Company may recover as a debt due from such shareholder, or his executor or administrator wherever constituted, any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(iv)	the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy that any law may confer or purport to confer on the Company and as between the Company and every such shareholder as aforesaid, his personal representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy that such law shall confer or purport to confer on the Company shall be enforceable by the Company.

UNTRACED HOLDERS

138.

(a)	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)	for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or otherwise the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission;

(ii)	at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

139.	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

AMENDMENT OF ARTICLES OF ASSOCIATION

140.	Subject to the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these articles in whole or in part.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

For and on behalf of	Thirty Nine Thousand, Nine Hundred and
United America Indemnity, Ltd.,	Ninety Four Ordinary Shares
Walker House,
87 Mary Street,
George Town,
Grand Cayman,
KY1-9002,
Cayman Islands

For and on behalf of
Larry Allen Frakes	One Ordinary Share
1653 Yardley Court
West Chester, Pennsylvania
19380
United States

For and on behalf of
Thomas Michael McGeehan	One Ordinary Share
572 Saratoga Road
King of Prussia
PA 19406

For and on behalf of
Linda Hohn	One Ordinary Share
153 Gulph Hills Road
Radnor
PA 19087

For and on behalf of
Edward M.Rafter	One Ordinary Share
1 Yearling Chase
Mount Laurel
NJ 08054

For and on behalf of
Troy Santora	One Ordinary Share
Woodbourne Place #7
28 Woodbourne Avenue
Pembroke HM08
Bermuda

For and on behalf of
Caroline M. Tate	One Ordinary Share
813 Judie Lane
Ambler, PA 19002

Dated the 25th day of February 2010

Witness to the above signatures:

Ashley Mayne
Purvis House
Victoria Place
29 Victoria Street
PO Box HM 716
Hamilton HMCX
Bermuda